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                                                                    Exhibit 5.1


                   [Letterhead of Union Planters Corporation]

                                September 9, 2003


Union Planters Corporation
6200 Poplar Avenue
Memphis, Tennessee 38119

Union Planters Capital Trust B
6200 Poplar Avenue
Memphis, Tennessee 38119

Union Planters Capital Trust C
6200 Poplar Avenue
Memphis, Tennessee 38119

Ladies and Gentlemen:

        I am the Corporate General Counsel of Union Planters Corporation, a Tennessee corporation (the "Company"). This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-3, as amended (SEC File No. 333-108263) (the "Registration Statement") by the Company, Union Planters Capital Trust B, a Delaware statutory business trust ("Trust B"), and Union Planters Capital Trust C, a Delaware statutory business trust ("Trust C" and, together with Trust B, the "Trusts"), relating to the offering from time to time, together or separately and in one or more series, of the following securities: (A) of the
Company: (i) senior debt securities; (ii) subordinated debt securities (including any junior subordinated debt securities which may be issued in connection with an issuance of preferred securities by Trust B or Trust C) (together with the senior debt securities, the "Debt Securities"); (iii) preferred stock; (iv) common stock; (v) depositary shares; (vi) warrants; (vii) stock purchase contracts; and (viii) units (collectively, other than the Debt Securities, the "Securities"); (B) of Trust B: preferred securities, as guaranteed by the Company (the "Trust B Guarantee"); and (C) of Trust C: preferred securities, as guaranteed by the Company (the "Trust C Guarantee" and, together with the Trust B Guarantee, the "Trust Guarantees"). This opinion is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

        The Securities, together with the preferred securities of Trust B and Trust C, will have an aggregate offering price of up to $1,500,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

        The Debt Securities of the Company are to be issued under a separate indenture for each type of security, to be entered into by and between the Company and Bank One

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Trust Company, N.A., as trustee (the "Trustee"). Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended
(the "TIA").

        The preferred securities of Trust B or Trust C, or both, are to be issued from time to time pursuant to an amended and restated declaration of trust, to be entered into by and among the Company, the Trustee, Bank One Delaware, Inc., as Delaware trustee (the "Delaware Trustee"), and administrative trustees to be named therein. Each amended and restated declaration of trust will be subject to and governed by the TIA. The preferred securities of either of the Trusts will only be offered in connection with the purchase by the Trusts of junior subordinated debt securities issued by the Company. The Trust Guarantees will be evidenced by a guarantee agreement (the "Guarantee Agreement") entered into by and between the Company and Bank One Trust Company, N.A. (the "Guarantee Trustee") only if either of the Trusts makes a future offering of preferred securities.

        The depositary shares of the Company will be deposited under a depositary agreement by and between the Company and a bank or trust company as depositary, and evidenced by depositary receipts. Each depositary receipt will represent a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

        Warrants of the Company will be issued either independently or together as units with other Securities and will be issued pursuant to a warrant agreement by and between the Company and a bank or trust company as warrant agent. Terms of the warrants and the warrant agreement will be set forth in the applicable prospectus supplement to the Registration Statement.

        Stock purchase contracts of the Company will be issued independently or together as units with other Securities. The terms of the stock purchase contracts will be set forth in the applicable prospectus supplement to the Registration Statement.

        As Corporate General Counsel of the Company, I have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as I have considered appropriate or advisable for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures other than those of the officers of the Company, the legal capacity of all natural persons, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as certified, conformed, facsimile, electronic or photostatic copies.

        To the extent that the obligations of the Company under any warrant agreement, depositary agreement or indenture (and the rights of any holder of depositary shares under any depositary agreement) may be dependent upon such matters, I assume for purposes of this opinion that: (i) the applicable warrant agent, depositary or Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of


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organization; (ii) the warrant agent, depositary or Trustee is duly qualified to engage in the activities contemplated by the warrant agreement, depositary agreement or indenture as applicable; (iii) the warrant agreement, depositary agreement or indenture has been duly authorized, executed and delivered by the warrant agent, depositary or Trustee, as applicable, and constitutes the valid and binding obligation of the warrant agent, depositary or Trustee, as applicable, enforceable against the warrant agent, depositary or Trustee, as applicable, in accordance with its terms; (iv) the warrant agent, depositary or Trustee is in compliance, with respect to acting as a warrant agent, depositary or trustee under the warrant agreement, depositary agreement or indenture, as applicable, with all applicable laws and regulations; and (v) the warrant agent, depositary or Trustee has the requisite organizational and legal power and authority to perform its obligations under the warrant agreement, depositary agreement or indenture, as applicable.

        Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, I am of the opinion that:

        1. The shares of common stock of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the common stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such common stock is in certificated form, certificates representing the shares of common stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein, or (ii) upon conversion or exercise of any Securities or Debt Securities, as applicable, in accordance with the terms of such Securities or Debt Securities or the instrument governing such Securities or Debt Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the common stock), will be validly issued, fully paid and nonassessable.

        2. The shares of preferred stock of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the preferred stock and to approve the issuance and terms of the offering of the shares of the preferred stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of Articles of Amendment relating to such preferred stock (the "Articles") and the filing

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                of the Articles with the Secretary of State of the State of
                Tennessee, and (B) if such preferred stock is in certificated form, certificates representing the shares of preferred stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor provided for therein, or (ii) upon conversion or exercise of any Securities or Debt Securities, as applicable, in accordance with the terms of such Securities or Debt Securities or the instrument governing such Securities or Debt Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor, will be validly issued, fully paid and nonassessable.

        3. The depositary shares of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the depositary shares, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the depositary agreement or agreements relating to the depositary shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (C) the shares of preferred stock underlying such depositary shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable depositary agreements, and (D) the depositary receipts representing the depositary shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor provided for therein, will be legal, valid and binding obligations of the Company.

        4. The warrants of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of warrants, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the warrant agreement or agreements relating to the warrants have been duly executed and delivered by the Company and the warrant agent appointed by the Company, and (C) certificates representing the warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the

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                consideration therefor provided for therein, will be legal, valid and binding obligations of the Company.

        5. The stock purchase contracts of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of stock purchase contracts and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the stock purchase contracts have been duly executed and delivered by the Company, and (C) certificates, if any, evidencing the stock purchase contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable stock purchase contract agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor provided for therein, will be legal, valid and binding obligations of the Company.

        6. The units of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the units have been, if required, duly executed and delivered by the Company, and (C) certificates, if any, evidencing the units have been duly executed, countersigned, registered and delivered in accordance with the applicable unit agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor provided for therein, will be legal, valid and binding obligations of the Company.

        In rendering the opinions expressed in Paragraphs 1, 2, 3, 4, 5 and 6 above, I have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable warrant agreement, stock purchase contract agreement, unit agreement or depositary agreement and will take any other appropriate additional corporate action; and
(iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable warrant agreement, stock purchase contract agreement, unit agreement or depositary agreement, duly authenticated and countersigned.

        I express no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.


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        As to the validity and legality of the Debt Securities, you will be receiving the opinion of Alston & Bird LLP, counsel to the Company, in connection with any future offering of the Debt Securities by the Company pursuant to the Registration Statement. As to the validity and legality of the preferred securities of the Trusts, you will be receiving the opinion of Pepper Hamilton LLP, special Delaware counsel to the Trusts, in connection with any future offering of the preferred securities by either of the Trusts pursuant to the Registration Statement. I express no opinion with respect to any matters addressed in such opinions.

        The foregoing opinions are limited to the federal law of the United States of America and the Business Corporation Act of the State of Tennessee and I express no opinion with respect to the laws of any other state or jurisdiction.

        I hereby consent to the use of this opinion in the Registration Statement and to the reference to my name under the heading "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby admit that I am an expert within the meaning of the Act.

        This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

        This opinion is rendered as of the date hereof and I hereby expressly disclaim any obligation to advise you of any changes of law or any new developments which may affect any matters or opinions set forth herein.

        This opinion is delivered to the addressees hereof solely for their use in connection with the transactions and matters relating to the Registration Statement and the Securities and may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent.

                                            Very truly yours,

                                            UNION PLANTERS CORPORATION

                                            /s/ E. James House, Jr.
                                            -----------------------------------
                                            E. James House, Jr.


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